STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT (the "Agreement") dated as of September 1, 1999 between I. DAVID PALEY ("Seller"), and PHIBRO-TECH, INC., a Delaware corporation ("Purchaser") is made with reference to the following facts.

      A. Seller is the owner of 240.03 shares (the "Shares") of the Purchaser's Class B Common Stock, par value $.01 per share, and is one of the Management Stockholders party to that certain Stockholders Agreement dated as of February 21, 1995, as amended (the "Stockholders Agreement"), among the Purchaser and such Management Stockholders;

      B. An Actual or Constructive Termination (as defined in the Stockholders Agreement) of the Seller's employment with the Company has occurred, and the Purchaser is obligated to purchase the Shares pursuant to and in accordance with the Stockholders Agreement; and

      C. Seller desires to sell to Purchaser, and Purchaser desires to buy from Seller, the Shares upon the terms and conditions set forth in this Agreement.

      The parties agree as follows:

      1. Sale and Purchase. On the Closing Date (as defined below), Seller shall sell, assign, transfer, convey and set over to Purchaser, all of Seller's right, title, and interest in the Shares for a purchase price equal to $2,000,000.00 ("Purchase Price"). Upon payment of the Purchase Price, all of Purchaser's obligations under the Stockholder's Agreement shall be satisfied in full.

      2. The Closing. The closing of the purchase and sale of the Shares shall occur upon the later to occur of (i) the execution and delivery this Agreement, and (ii) the date and time as of which all waiting periods and all of Seller's rights to withdraw, revoke or rescind his acceptance and execution of that certain General Release and Waiver of even date by Seller in favor of Purchaser shall have expired and terminated (such date being referred to as the "Closing Date"). On the Closing Date (a) Seller shall deliver to Purchaser one or more stock certificates representing the Shares, duly endorsed in blank for transfer, and (b) Purchaser shall pay the Purchase Price by delivery to Seller of certified or bank cashier's check or by wire transfer to an account designated by Seller.

      3. Seller's Representations and Warranties. Seller makes the following representations and warranties to Purchaser, as of the date of this Agreement, which shall survive the Closing Date.

      (a) Seller is the true and lawful owner, both of record and beneficially, of the Shares, free and clear of any claims, liens, options, charges or other encumbrances whatsoever (except such as may exist pursuant to the Stockholders Agreement).

      (b) Seller has the unqualified right to sell, assign and deliver the Shares as provided in this Agreement.

      (c) From the date of this Agreement until the Closing Date, without the prior written consent of Purchaser, Seller shall not, either directly or indirectly, sell, assign, mortgage, hypothecate, transfer, pledge, create a security interest in or lien upon, encumber, give, place in trust, or otherwise voluntarily or involuntarily dispose of any of the Shares except as hereinafter permitted.

      (d) On the sale, transfer and delivery of the Shares by Seller to Purchaser in accordance herewith, Purchaser will acquire good and valid title to the Shares, free and clear of any claims, liens, options, charges or other encumbrances whatsoever.

      4. Purchaser's Representations and Warranties. Purchaser makes the following representations and warranties to Seller as of the date of this Agreement, which shall survive the Closing Date.

      (a) Purchaser has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement.

      (b) This Agreement is the legal, valid and binding obligation of Purchaser.

      5. Miscellaneous.

      (a) This Agreement, the Separation Agreement, the General Release, and the Consulting Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, and negotiations between the parties with respect to the subject matter hereof, including Section 2(a) of the Severance Agreement and the Stockholders Agreement (but other than Section 2(b) and, if applicable, Section 2(c) of the Severance Agreement).

      (b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      (c) In the event of a dispute involving this Agreement or any other instrument executed in connection herewith, the parties hereto irrevocably agree that venue for such dispute shall lie in any court or competent jurisdiction in the County and State of New York.

      (d) The obligations of this Agreement shall bind and benefit the heirs, administrators, legal representatives, successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to.


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

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.


                                      PHIBRO-TECH, INC.


/s/ I. David Paley                    By: /s/ Jack C. Bendheim
------------------                       ---------------------------------------
I. David Paley                         Jack C. Bendheim, Chief Executive Officer


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